“A Forward-Thinking Bank with Strong Risk Management“ Let’s take on tomorrow. Investor Presentation: Q2 2023 July 2023

2 Let’s take on tomorrow. customers bancorp © 2023 C USTO M ERS BANC O RP, INC . / ALL RIG HTS RESERVED In addition to historical information, this presentation may contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements with respect to Customers Bancorp, Inc.’s strategies, goals, beliefs, expectations, estimates, intentions, capital raising efforts, financial condition and results of operations, future performance and business. Statements preceded by, followed by, or that include the words “may,” “could,” “should,” “pro forma,” “looking forward,” “would,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “project”, or similar expressions generally indicate a forward-looking statement. These forward-looking statements involve risks and uncertainties that are subject to change based on various important factors (some of which, in whole or in part, are beyond Customers Bancorp, Inc.’s control). Numerous competitive, economic, regulatory, legal and technological events and factors, among others, could cause Customers Bancorp, Inc.’s financial performance to differ materially from the goals, plans, objectives, intentions and expectations expressed in such forward-looking statements, including: a continuation of the recent turmoil in the banking industry, responsive measures taken by us and regulatory authorities to mitigate and manage related risks, regulatory actions taken that address related issues and the costs and obligations associated therewith, the impact of COVID- 19 and its variants on the U.S. economy and customer behavior, the impact that changes in the economy have on the performance of our loan and lease portfolio, the market value of our investment securities, the continued success and acceptance of our blockchain payments system, the demand for our products and services and the availability of sources of funding, the effects of actions by the federal government, including the Board of Governors of the Federal Reserve System and other government agencies, that affect market interest rates and the money supply, actions that we and our customers take in response to these developments and the effects such actions have on our operations, products, services and customer relationships, higher inflation and its impacts, and the effects of any changes in accounting standards or policies. Customers Bancorp, Inc. cautions that the foregoing factors are not exclusive, and neither such factors nor any such forward-looking statement takes into account the impact of any future events. All forward-looking statements and information set forth herein are based on management’s current beliefs and assumptions as of the date hereof and speak only as of the date they are made. For a more complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review Customers Bancorp, Inc.’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K for the year ended December 31, 2022, subsequently filed quarterly reports on Form 10-Q and current reports on Form 8-K, including any amendments thereto, that update or provide information in addition to the information included in the Form 10-K and Form 10-Q filings, if any. Customers Bancorp, Inc. does not undertake to update any forward-looking statement whether written or oral, that may be made from time to time by Customers Bancorp, Inc. or by or on behalf of Customers Bank, except as may be required under applicable law. This does not constitute an offer to sell, or a solicitation of an offer to buy, any security in any state or jurisdiction in which such offer, solicitation or sale would be unlawful. Forward-Looking Statements

A Forward-Thinking Bank with Strong Risk Management

customers bancorp

Let's take on tomorrow.

Q2'23 Earnings Review	Recurring earnings comfortably beat consensus estimates Significant net interest margin expansion to 3.15% in Q2'23
Q2'23 Strategic Transactions	Venture Banking acquisition from FDIC further improves outlook for continued core deposit growth Exited non-core relationships to provide balance sheet capacity for purchase of Venture Banking portfolio from FDIC while improving capital ratios
Strength of the Franchise	Reduced average cost of deposits by 21 bps QoQ despite continued industry deposit pressures and increasing rate environment Significant increase in non-interest bearing operating deposits by ~$1 billion QoQ
Strong Liquidity and Capital	Immediately available liquidity covers >200% of uninsured deposits[1] ~70 bps increase in CET1 QoQ; on track to 11.0%+ CET1 by YE'23 Balance sheet growth remains on pause/moderated given uncertain environment
Maintaining Superior Credit Quality	Minimal exposure to higher-risk CRE asset classes (office and retail) Successful execution of de-risking strategies led by additional consumer installment loan sale
Management Outlook	Significant progress on our strategic and financial priorities Optimistic about continued improvement in balance sheet, capital position and profitability; remain on target to achieve ~$6.00 core EPS in 2023

1. Adjusted to account for affiliate and collateralized deposits

©2023 CUSTOMERS BANCORP, INC. / ALL RIGHTS RESERVED

3

4 Let’s take on tomorrow. © 2023 C USTO M ERS BANC O RP, INC . / ALL RIG HTS RESERVED Let’s take on tomorrow. Our Priorities Remain Unchanged Moderate growth and tactically shrink our balance sheet away from non-strategic relationships Focus on further strengthening our balance sheet, improving liquidity, capital ratios and margins Not deviate from strong risk management principles: − Superior credit quality − Sound interest rate risk management − Maintain robust liquidity − Strong capital ratios − Positive operating leverage

5 Let’s take on tomorrow. © 2023 C USTO M ERS BANC O RP, INC . / ALL RIG HTS RESERVED Q2’23 Profitability Balance Sheet Credit 3.15% NIM $22.0B Total Assets 0.13% NPA Ratio $13.9B Total Loans and Leases $28.2M NPLs 1.79% Core PTPP ROAA1,2 $18.0B Total Deposits 494% Reserves to NPLs Financial Highlights 1. Adjustment related to $4.1 million tax on BOLI surrender, $3.9 million after-tax loss on sale of capital call lines, and other items combined for $0.1 million after-tax; for details, refer to appendix for reconciliation 2. Non-GAAP measure, refer to appendix for reconciliation Highlights Q2’23 $1.65 Core EPS1,2 $52.2 M Core Earnings1,2 Core ROCE1,2 15.7% 1.0 Q2’23 EARNINGS REVIEW $1.39 Diluted EPS $44.0 M Net Income ROCE 13.2% ROAA 0.88% Core ROAA1,2 1.03%

2.0 Q2'23 STRATEGIC TRANSACTIONS

Customers Bank Has Become a Leading Banking Partner for Venture Backed Companies

customers bancorp

Let's take on tomorrow.

Transaction Overview

- Acquisition of $631 million[1] venture banking loan portfolio from the FDIC at approximately 85% of book value
- Successfully recruited approximately 30 team members that originated and serviced the acquired loan portfolio
- Transaction de-risked by $93 million purchase price discount

Deposit Opportunity

- Acquired portfolio customers expected to migrate $500+ million of deposits
- Typical client deposit to loan ratio of 2:1

Financial Benefits

- Immediately accretive to tangible book value ("TBV") and earning per share ("EPS")
- Internal rate of return ("IRR") >20%


Bay Area
Southern California
Denver
Austin
Chicago
Boston
New York
Washington, D.C.
Raleigh / Durham

customers bancorp

Venture Banking & Fund Finance

Existing Locations

Expansion Locations


$103
(16%)
$528
(84%)
Technology & Life Sciences
Capital Call Lines

$631 million in unpaid principal balances[1]

~9.00% yield (100% floating rate loans)

$1.3 billion in loan commitments[1] with a ~50% utilization rate

1. As of May 12, 2023; subject to closing adjustments

©2023 CUSTOMERS BANCORP, INC. / ALL RIGHTS RESERVED

6

2.0 Q2'23 STRATEGIC TRANSACTIONS

Exited Non-Core Relationships in the Quarter Providing Balance Sheet Capacity for FDIC Venture Banking Portfolio

customers bancorp

Let's take on tomorrow.

	Fund Finance Loan Sale ($670 million in commitments)	Consumer Installment Loan Sale ($557 million in balances)
Rationale	• Expedited exiting non-strategic loans without deposit relationship • Released balance sheet capacity for more strategic opportunities (including FDIC Venture Banking portfolio)	• Proves out HFS strategy which generates fee and "fee-like" revenue • Continues de-risking of balance sheet and provides capacity for more strategic opportunities
Benefits	• Acquired Venture Banking relationships will be fully funded with deposits • Retained (and future) Fund Finance clients predominantly include strong deposit relationships	• Balance sheet capacity creates opportunity for new HFS originations • Sets stage for future capital markets transactions

Financial Impact

- Combined loan sale transactions reduce risk-weighted assets by approximately $800 million
- Weighted average coupon of ~13% on sold consumer installment portfolio and ~9% on acquired Venture Banking portfolio
- With expected deposit relationships on Venture Banking acquisition, remixed portfolio will be significantly accretive to net interest margin, generate excess low-cost core deposits, and improve overall bank cost of funds

©2023 CUSTOMERS BANCORP, INC. / ALL RIGHTS RESERVED

7

8 Let’s take on tomorrow. © 2023 C USTO M ERS BANC O RP, INC . / ALL RIG HTS RESERVED Total Deposits $ billions Successfully Executing on Deposit Remix and Reducing Cost of Deposits Despite Increase in Rates • Total deposits increased by ~$200 million QoQ with core deposit growth of ~$900 million • Non-interest bearing deposits increased by $1 billion QoQ (+29%) and account for 25% of total deposits • Average cost of deposits declined by 21 bps QoQ while spot cost of deposits declined by 1 bp $4.7 $6.6 $5.6 Q2’22 $3.0 $7.1 $7.4 Q3’22 $1.9 $8.5 $7.8 Q4’22 $3.5 (20%) $5.8 $8.4 Q1’23 $4.5 (25%) $5.6 $7.9 Q2’23 $16.9 $17.5 $18.2 $17.7 $18.0 Non-Interest Bearing DDA Interest Bearing DDA Non-DDA Average cost of deposits Insured Deposits1 / Total Deposits percent 88% 77% 66% Median 74% C UB I • CUBI’s insured deposits1 as a percentage of total deposits is 77% –among the higher end of regional bank peers2 CUBI (Q2’23) Regional Bank Peers2 (MRQ) Spot cost of deposits 1. Adjusted to account for affiliate and collateralized deposits; similar adjustment made to regional bank peers when publicly disclosed otherwise unadjusted reported figures used 2. Selected 2023 proxy peers as disclosed in appendix 3.08% 3.11% 3.09% 3.32% 3.0 STRENGH OF THE FRANCHISE

9 Let’s take on tomorrow. © 2023 C USTO M ERS BANC O RP, INC . / ALL RIG HTS RESERVED Net Interest Margin Expanded Significantly in Q2’23 NIM percent 1. Excluding PPP; non-GAAP measure, refer to appendix for reconciliation • Margin expansion in the quarter driven by higher yield on earning assets and lower cost of liabilities 3.15% 2.00% 2.50% 3.00% 3.50% Q2’22 Q3’22 Q4’22 Q1’23 Q2’23 $19 $138 $14 $166$146 $149 $136 Q2’22 $10 Q3’22 -$3 Q4’22 Q1’23 Q2’23 $165 $159 $135 $150 $165 -$1 Net Interest Income $ millions • Delivered record quarterly net interest income1 3.0 STRENGH OF THE FRANCHISE Net interest income1 PPP net interest income

10 Let’s take on tomorrow. © 2023 C USTO M ERS BANC O RP, INC . / ALL RIG HTS RESERVED Continuing to Exit Non-Strategic Assets and Maintained Strong Liquidity Position Loans – HFI $ billions Loans – HFI / Deposits percent $1.9 $5.4 $6.8 Q2’22 $1.4 $5.8 $7.0 Q3’22 $1.4 $5.9 $7.2 Q4’22 $1.3 $5.9 $7.2 Q1’23 $1.0 $5.7 $7.0 Q2’23 $14.11 $14.21 $14.51 $14.41 $13.61 Consumer Installment HFI Community Banking Corporate & Specialized Banking • Loan to deposit ratio is 77%, 9 percentage points lower than peer median • Declined from 83% in Q1’23 as liquidity remains robust 1. Excluding PPP; non-GAAP measure, refer to appendix for reconciliation 2. Selected 2023 proxy peers as disclosed in appendix 66% 77% 104% C UB I Median 86% CUBI (Q2’23) Regional Bank Peers2 (MRQ) 6.83% Loan Yield • Reduction in HFI loans driven by exiting non-strategic relationships • Loan yields continue to increase given approximately 70% of loan portfolio is floating rate 3.0 STRENGH OF THE FRANCHISE $1.6 $1.2 $1.0 $0.2 $0.2PPP Loans

3.0 STRENGH OF THE FRANCHISE

Customers Operates a Highly Efficient Business Model

customers bancorp
Let's take on tomorrow.

Core Non-Interest Expense[1]

$ millions

- Increase QoQ primarily related to higher FDIC expense
- Increase QoQ also driven by higher incentive accruals including in connection with onboarding of Venture Banking team



$75
$75
$78
$79
$89
Q2'22
Q3'22
Q4'22
Q1'23
Q2'23

Core Non-Interest Expense[1] / Average Assets

percent

- CUBI's non-interest expense as percent of average assets is the second lowest among regional bank peers[2]



1.57%
1.65%
2.85%
Median
2.10%
CUBI
CUBI (Q2'23)
Regional Bank Peers² (MRQ)

1. Non-GAAP measure, refer to appendix for reconciliation
2. Selected 2023 proxy peers as disclosed in appendix

©2023 CUSTOMERS BANCORP, INC. / ALL RIGHTS RESERVED

11

12 Let’s take on tomorrow. © 2023 C USTO M ERS BANC O RP, INC . / ALL RIG HTS RESERVED Investment Securities – AFS Book yield and duration • Best-in-industry IRR/ALM and bond portfolio management • Securities portfolio generates the second highest average yield (spot yield 5.38%) with the shortest duration (1.5 years) among regional bank peers1 Securities Portfolio is Best-Positioned Among Regional Bank Peers AFS + HTM Unrealized Losses as % of TCE percent 11% 14% 51% C UB I Median 23% • CUBI’s AFS + HTM unrealized losses as % of TCE is one of the lowest among regional bank peers1 0.0 1.0 2.0 3.0 4.0 5.0 6.0 7.0 0.0 1.0 2.0 3.0 4.0 5.0 6.0 Duration (years) Av er ag e bo ok y ie ld ( % ) CUBI CUBI (Q1’23) Regional Bank Peers¹ (Q1’23) 1. Selected 2023 proxy peers as disclosed in appendix Median Median 3.0 STRENGH OF THE FRANCHISE

13 Let’s take on tomorrow. © 2023 C USTO M ERS BANC O RP, INC . / ALL RIG HTS RESERVED Robust Liquidity Position with More Than 200% Coverage of Uninsured Deposits Immediately Available Liquidity $ billions $0.5 $2.3 $2.5 Q4’22 $2.1 $0.9 $6.5 Q1’23 $3.2 $0.8 $5.1 Q2’23 $5.2 $9.4 $9.1 Cash FHLB Available Committed Capacity FRB Available Committed Capacity • Total overall liquidity of $11.2 billion as of Q2’23 Immediately Available Liquidity / Uninsured Deposits1 percent 250% 222% 50% C UB I Median 114% • CUBI’s ratio of immediately available liquidity to uninsured deposits1 of approximately 222% is the second highest among regional banks peers2 CUBI (Q2’23) Regional Bank Peers² (MRQ) 1. Adjusted to account for affiliate and collateralized deposits; similar adjustment made to regional bank peers when publicly disclosed otherwise unadjusted reported figures used 2. Selected 2023 proxy peers as disclosed in appendix 4.0 STRONG LIQUIDITY AND CAPITAL

14 © 2023 C USTO M ERS BANC O RP, INC . / ALL RIG HTS RESERVED Let’s take on tomorrow. Tangible Book Value1 per share • TBV1 has increased 1.8x since Q4’18 compared to a median of 1.1x for regional bank peers3 • TBV1 increase achieved solely through organic capital generation • Over the last two quarters, TBV1 increased by 8% compared to a median of 6% for regional bank peers3 despite AOCI headwinds • Current valuation extremely attractive at 7x4 consensus earning estimates for 2023 Consistent Outsized Growth in Tangible Book Value 1. Non-GAAP measure, refer to appendix for reconciliation 2. CAGR from Q4’18 to Q2’23 3. Selected 2023 proxy peers as disclosed in appendix 4. Data as of June 30, 2023 for TBVPS and July 21, 2023 for price and earning estimates for 2023 full year AOCI $23.32 $26.17 $27.92 $37.21 $38.97 $42.04 Q4’18 Q4’19 Q4’20 Q4’21 Q4’22 Q2’23 +14%2 4.0 STRONG LIQUIDITY AND CAPITAL $5.29

15 Let’s take on tomorrow. © 2023 C USTO M ERS BANC O RP, INC . / ALL RIG HTS RESERVED 12.6% 12.5% 12.2% 12.3% Q2’22 Q3’22 Q4’22 Q1’23 Q2’231 13.1% Total Risk-Based Capital percent 6.0% 6.1% 6.0% 5.9% 6.0% Q2’22 Q3’22 Q4’22 Q1’23 Q2’23 6.7% TCE/TA2,3 percent 1. Capital ratios are estimated pending final regulatory report 2. TCE/TA negatively impacted by 76 bps due to AOCI 3. Non-GAAP measure, refer to appendix for reconciliation 4. Compared to total cash balance of ~$400 million as of Q4’22 Increasing Capital Levels and on Track to Achieve our 2023 Year-End Target AOCI 9.7% 9.8% 9.6% 9.6% Q2’22 Q3’22 Q4’22 Q1’23 Q2’231 10.3% +0.7% CET1 Risk-Based Capital percent • Increase of approximately 70 bps in CET1 during Q2’23 even after the acquisition of Venture Banking loans • TCE/TA excluding increased balance sheet cash4 would have been 6.8% in Q2’23 • Balance sheet optimization from exiting non-strategic credit relationships − Capital call lines divested did not have a corresponding deposit relationship with Customers Bank CET1 Risk-Based Capital percent Q2’231 Organic Capital Generation Balance Sheet Optimization 0.5% 11.0% Q4’23E 10.3% ~0.6% 11.0-11.5% 4.0 STRONG LIQUIDITY AND CAPITAL

5.0 MAINTAINING SUPERIOR CREDIT QUALITY

Credit Quality Remains Strong and Reserves at ~500% of NPLs

customers bancorp

Let's take on tomorrow.

NPLs

$ millions

Q2'22	Q3'22	Q4'22	Q1'23	Q2'23
$28	$28	$31	$32	$28

NPAs as Percent of Total Assets

percent

Q2'22	Q3'22	Q4'22	Q1'23	Q2'23
0.14%	0.14%	0.15%	0.15%	0.13%

Commercial NCOs

percent

Q2'22	Q3'22	Q4'22	Q1'23	Q2'23
0.05%	0.22%	0.08%[1,3]	0.12%	0.06%[4]

Consumer NCOs

percent

Q2'22	Q3'22	Q4'22	Q1'23	Q2'23
1.61%[2,3]	1.80%	2.53%	2.48%[2,3]	2.46%

Total NCOs

percent

Q2'22	Q3'22	Q4'22	Q1'23	Q2'23
0.30%[2,3]	0.47%	0.42%[1,3]	0.47%[2,3]	0.42%[4]

Strategically avoided office and retail sectors of commercial real estate

	Office CRE	Retail CRE
Exposure	~1% of loan book $164 million	~1% of loan book $194 million
Average size	$3.5 million	$4.3 million
LTV	59%	59%
DSCR	1.64x	1.54x

All loans are located in-market on the east coast

CRE (ex MultiFamily)[5]

Loan mix, Q2'23



15%
29%
CUBI[6]
Regional Bank Peers Median[6,7]

1. Excluding PPP related one-time charge-offs of ~$11.0 million in Q4'22 (prior to $7.5 million legal settlement gain and impact of contractual indemnities and recoveries we may receive in future periods)
2. Excludes $2.2 million charge-offs of overdrawn deposit accounts for consumer serviced deposits in Q2'22; excludes $0.7 million of overdrawn deposit accounts for consumer serviced deposits in Q1'23
3. Non-GAAP measure, refer to appendix for reconciliation
4. Excludes $6.2 million charge-offs against $8.7 million ACL on PCD loans upon FDIC loan pool acquisition
5. Excludes construction loans
6. As of Q2'23 for CUBI and MRQ for peers
7. Selected 2023 proxy peers as disclosed in appendix

©2023 CUSTOMERS BANCORP, INC. / ALL RIGHTS RESERVED

16

5.0 MAINTAINING SUPERIOR CREDIT QUALITY

De-Risking Consumer Installment Portfolio While Generating Fee and "Fee-Like" Income through Held-for-Sale Strategy customers bancorp

Let's take on tomorrow.

Consumer Installment HFI

47% decline in consumer installment HFI portfolio over the last 12 months

Balances
$ billions


$1.9
$1.3
$1.0
-47%
Q2'22
Q1'23
Q2'23

% of Loans-HFI
percent

12% | 9% | 7%

Average portfolio loan characteristics:

- Duration: 1.3 years[1]
- DTI[2]: 19%
- FICO score[2]: 733 (no consumer loans below 680 FICO)
- Borrower income: $105k

Consumer Installment HFS Strategy


Differentiated Origination Capabilities
Flexible Balance Sheet Capacity
Fee and "Fee-Like" Revenue Opportunity

Increase balance sheet velocity to create nimble portfolio and reduce credit risk

Targeting subsets of consumer lending that have strong secular tailwinds

Execution of successful consumer installment loan sale of approximately $557 million in Q2'23

1. Excluding student loans
2. FICO scored and DTI as of time of origination

©2023 CUSTOMERS BANCORP, INC. / ALL RIGHTS RESERVED

17

6.0 MANAGEMENT OUTLOOK

Management Outlook

customers bancorp

Let's take on tomorrow.

Metrics	Prior Guidance – FY 2023	Current Outlook – FY 2023	
Loans[1,2]	Flat to some decline	✓	
Deposits	Flattish with focus on reducing high-cost deposits	✓	
NIM[1,2]	2.85-3.05% - Expanding margin throughout the year	✓	High end of the range
Core non-interest expense	5-7% growth	↑	15% growth (FDIC and Venture Banking)
Tax rate	22-24%	✓	
Core EPS[1,2]	~$6.00	✓	
Core ROCE[1,2]	15.0%+	✓	
CET1 ratio	11.0-11.5%	✓	
Tangible book value[1]	$45.00+	✓	

1. Non-GAAP measure, refer to appendix for reconciliation
2. Excluding PPP

©2023 CUSTOMERS BANCORP, INC. / ALL RIGHTS RESERVED

18

Concluding Perspectives

customers bancorp

Let's take on tomorrow.

customers bancorp

Let's take on tomorrow.

Improving Deposit Franchise	Core deposit growth of ~$900 million replaced wholesale deposits of ~$700 million; non-interest bearing deposits were 25% of total deposits Average cost of deposits declined by 21 bps (spot cost down 1 bp) despite interest rate increases Robust pipeline of greater than $2.0 billion to continue improving deposit franchise
NIM Improvement	Significant net interest margin expansion QoQ fueled primarily by deposit gathering success Loan and securities portfolio well-positioned for all macroeconomic environments given short duration and predominantly floating rate
Strategic Loan Portfolio Remix	Venture Banking acquisition and syndicated Fund Finance divestiture consistent with focus on holistic banking relationships Consumer loan sales further de-risked balance sheet
Strengthening Capital Base	Improved CET1 by approximately 70 bps in single quarter Remain on track to achieve 11.0%+ CET1 by YE'23
Maintaining Strong Risk Management	Liquidity position is among the strongest relative to peers[1] with coverage of >200% of uninsured deposits[2] Diversified loan and deposit franchises built to perform across all macroeconomic environments

1. Selected 2023 proxy peers as disclosed in appendix
2. Adjusted to account for affiliate and collateralized deposits

©2023 CUSTOMERS BANCORP, INC. / ALL RIGHTS RESERVED

19

ANALYST COVERAGE

B. Riley Financial, Inc.
Hal Goetsch

D.A. Davidson Companies
Peter Winter

Hovde Group
David Bishop

Jefferies Group LLC
Casey Haire

Keefe, Bruyette & Woods Inc.
Michael Perito

Maxim Group Inc.
Michael Diana

Piper Sandler Companies
Frank Schiraldi

Stephens Inc.
Matt Breese

Wedbush Securities Inc.
David Chiaverini

APPENDIX

22 Let’s take on tomorrow. customers bancorp © 2023 C USTO M ERS BANC O RP, INC . / ALL RIG HTS RESERVED Customers Bancorp, Inc. NYSE: CUBI Headquarters West Reading, PA Offices1 34 FTE Employees 691 Market Capitalization As of July 21, 2023 $1.3B Total Assets $22.0B Tangible Book Value2 $42.04 Share price As of July 21, 2023 $40.18 Data as of June 30, 2023, unless otherwise noted (1) Offices includes branches, executive offices, Private Banking Offices and Loan Production Offices (2) Non-GAAP measure, refer to appendix for reconciliation A Forward-Thinking Super-Community Bank Focused on Superior Customer Service Through High-Tech, High-Touch Model Digital Banking Consumer • Suite of loan and deposit products delivered digitally to clients • Generating fee and “fee-like” revenue with limited credit risk Commercial – Transaction banking (treasury and payment services) with associated deposits Community Banking Deep relationship-based community banking predominantly in the Northeast with thoughtful presence in the Carolinas, Florida and Texas Serving small and medium-sized businesses, and individuals, with a comprehensive suite of loan and deposit products Customers Bancorp Overview Corporate & Specialized Banking National corporate niche businesses where Customers has differentiated capabilities, often enhanced through technology, to create value for clients

Securities Portfolio Generating Attractive Returns with Minimal Credit and Duration Risk customers bancorp
Let's take on tomorrow.

Investment Securities – AFS
Percent, Q2'23

- Spot yield: 5.38%
- Effective duration: ~1.5 years
- Floating rate securities: ~47%
- Credit rating: 62% AAA with only 1% at BB and below



1%
21%
45%
34%

Total: $2.8 billion

MBS & CMO
ABS
Corporate
Other

Investment Securities – HTM
Percent, Q2'23

- Spot yield: 4.41%
- Effective duration: ~3.0 years
- Floating rate securities: ~25%
- Credit rating: 36% AAA with no rated securities non-investment grade
- ABS: ~$0.7 billion of credit enhanced asset backed securities from sale of consumer installment loan portfolio in Q3'22 and Q2'23



43%
57%

Total: $1.3 billion

Credit Enhanced ABS
MBS & CMO

©2023 CUSTOMERS BANCORP, INC. / ALL RIGHTS RESERVED

23

24 © 2023 C USTO M ERS BANC O RP, INC . / ALL RIG HTS RESERVED Let’s take on tomorrow. 19% 49% 31% 0% FICO Score1 660-679 680-699 700-749 750+ 23% 35% 23% 11% 5% 4% 0-9.99% 10 – 19.99% 20 – 29.99% 30 – 39.99% 40 – 49.99% > 50% Unknown Geography Profession Debt to Income Ratio1 Borrower Income 8% 72% 20% <$50K $50K -$100K >$100K 21% 11% 20% 26% 23% West Southwest Midwest Southeast Northeast Consumer Installment Loans – Portfolio Credit Metrics Purpose 77% 6% 15% 3% Personal Loan Specialty Home Improvement Student Loan 94% 4% 2% Non COVID-19 Impacted Segments Non-Professional Retail & Restaurants Average FICO Score1 ~733 Average DTI 1~19% Average Borrower Income ~$105k Weighted average life of ~2.0 years Note: Data as of June 30, 2023; includes consumer installment HFS loans 1. DTI and FICO scores as of time of origination

25 © 2023 C USTO M ERS BANC O RP, INC . / ALL RIG HTS RESERVED Let’s take on tomorrow. Selected 2023 Proxy Peers • Associated • Atlantic Union • BankUnited • Commerce • FB Financial • First Financial (OH) • First Merchants • F.N.B. • Fulton • Independent • Northwest • Old National • Pinnacle • Sandy Spring • United Community • WesBanco • WSFS Note: Excludes the following banks – Ameris, Axos, Community Bank System, Eastern, First Busey, Provident, Silvergate, Towne, United

26 © 2023 C USTO M ERS BANC O RP, INC . / ALL RIG HTS RESERVED Let’s take on tomorrow. Robust Sources of Liquidity 1. Includes CLOs Liquidity Sources ($000's) 2Q 23 1Q 23 4Q 22 3Q 22 2Q 22 Cash and Cash Equivalents $3,155,224 $2,046,685 $455,807 $404,465 $245,178 FHLB Available Borrowing Capacity $835,464 $860,578 $2,265,499 $2,999,524 $2,924,637 FRB Available Borrowing Capacity $5,126,390 $6,516,922 $2,510,189 $2,557,704 $244,802 Investments (MV AFS + HTM) US Gov't & Agency Debt $0 $0 $0 $0 $0 Agency & Non-Agency MBS & CMO $1,799,406 $1,858,846 $1,811,633 $1,844,043 $1,900,917 Municipals $0 $0 $0 $7,351 $7,737 Corporates $579,753 $586,795 $595,253 $532,655 $546,336 ABS (1) $1,677,341 $1,324,912 $1,394,388 $1,421,075 $1,160,160 Other AFS $26,698 $26,710 $26,485 $24,864 $24,771 Less: Pledged Securities HTM & AFS ($1,972,713) ($2,019,311) ($16,749) ($17,464) ($19,325) Net Unpledged Securities $2,110,485 $1,777,952 $3,811,010 $3,812,525 $3,620,596 $11,227,562 $11,202,137 $9,042,505 $9,774,219 $7,035,212

Allowance for Credit Losses for Loans and Leases

customers bancorp

Let's take on tomorrow.

($ in thousands)		June 30, 2023 Amortized Cost[2]		Allowance for Credit Losses	Lifetime Loss Rate[1]
Loans and Leases Receivable:					
Commercial:					
Commercial and Industrial, including Specialty Lending	$	6,689,307	$	29,092[4]	0.43 %
Multifamily		2,151,734		15,400	0.72 %
Commercial Real Estate Owner Occupied		842,042		10,215	1.21 %
Commercial Real Estate Non-Owner Occupied		1,211,091		13,495	1.11 %
Construction		212,214		2,639	1.24 %
Total Commercial Loans and Leases Receivable	$	11,106,388	$	70,841	0.64 %
Consumer:					
Residential Real Estate	$	487,199	$	6,846	1.41 %
Manufacturing Housing		41,664		4,338	10.41 %
Installment		1,002,517		57,631	5.75 %
Total Consumer Loans Receivable	$	1,531,380	$	68,815	4.49 %
Total Loans and Leases Receivable	$	12,637,768	$	139,656	1.11 %[3]

Note:
1. Utilized Moody's June 2023 baseline and adverse forecast scenario with qualitative adjustments for Q2'23 provision
2. Excludes loans to mortgage companies reported at fair value, loans held for sale and PPP loans
3. Non-GAAP measure, refer to appendix for reconciliation
4. Includes $2.5 million of ACL on PCD loans acquired as part of FDIC loan pool

©2023 CUSTOMERS BANCORP, INC. / ALL RIGHTS RESERVED

27

28 © 2023 C USTO M ERS BANC O RP, INC . / ALL RIG HTS RESERVED Let’s take on tomorrow. Customers believes that the non-GAAP measurements disclosed within this document are useful for investors, regulators, management and others to evaluate our core results of operations and financial condition relative to other financial institutions. These non-GAAP financial measures are frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in Customers' industry. These non-GAAP financial measures exclude from corresponding GAAP measures the impact of certain elements that we do not believe are representative of our ongoing financial results, which we believe enhance an overall understanding of our performance and increases comparability of our period to period results. Investors should consider our performance and financial condition as reported under GAAP and all other relevant information when assessing our performance or financial condition. The non-GAAP measures presented are not necessarily comparable to non-GAAP measures that may be presented by other financial institutions. Although non-GAAP financial measures are frequently used in the evaluation of a company, they have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of our results of operations or financial condition as reported under GAAP. The following tables present reconciliations of GAAP to non-GAAP measures disclosed within this document. Reconciliation of Non-GAAP Measures - Unaudited

29 © 2023 C USTO M ERS BANC O RP, INC . / ALL RIG HTS RESERVED Let’s take on tomorrow. Reconciliation of Non-GAAP Measures – Unaudited (Contd.) Core Earnings - Customers Bancorp Q2 2023 Q1 2023 Q4 2022 Q3 2022 Q2 2022 ($ in thousands, except per share data) USD Per share USD Per share USD Per share USD Per share USD Per share GAAP net income to common shareholders $ 44,007 $ 1.39 $ 50,265 $ 1.55 $ 25,623 $ 0.77 $ 61,364 $ 1.85 $ 56,519 $ 1.68 Reconciling items (after tax): Severance expense 141 0.00 637 0.02 — — 1,058 0.03 — — Impairments on fixed assets and leases 12 0.00 86 0.00 — — 126 0.00 705 0.02 Loss on sale of consumer installment loans — — — — — — 18,221 0.55 — — Loss on sale of capital call lines of credit 3,914 0.12 — — — — — — — — (Gains) losses on investment securities 49 — (49) (0.00) 13,543 0.41 1,859 0.06 2,494 0.07 Derivative credit valuation adjustment (101) — 204 0.01 202 0.01 (358) (0.01) (351) (0.01) Tax on surrender of bank-owned life insurance policies 4,141 0.13 — — — — — — — — Core earnings $ 52,163 $ 1.65 $ 51,143 $ 1.58 $ 39,368 $ 1.19 $ 82,270 $ 2.48 $ 59,367 $ 1.77

Reconciliation of Non-GAAP Measures – Unaudited (Contd.)

customers bancorp

Let's take on tomorrow.

Core Earnings, excluding PPP - Customers Bancorp

	Q2 2023		Q1 2023		Q4 2022		Q3 2022		Q2 2022	
($ in thousands, except per share data)	USD	Per share	USD	Per share	USD	Per share	USD	Per share	USD	Per share
GAAP net income available to shareholders	$ 44,007	$ 1.39	$ 50,265	$ 1.55	$ 25,623	$ 0.77	$ 61,364	$ 1.85	$ 56,519	$ 1.68
Less: PPP net income (loss) (after tax)	(2,068)	(0.07)	9,606	0.30	(5,956)	(0.18)	5,846	0.18	13,066	0.39
GAAP net income to common shareholders, excluding PPP	46,075	1.46	40,659	1.26	31,579	0.95	55,518	1.67	43,453	1.29
Reconciling items (after tax):										
Severance expense	141	0.00	637	0.02	—	—	1,058	0.03	—	—
Impairments on fixed assets and leases	12	0.00	86	0.00	—	—	126	0.00	705	0.02
Loss on sale of consumer installment loans	—	—	—	—	—	—	18,221	0.55	—	—
Loss on sale of capital call lines of credit	3,914	0.12	—	—	—	—	—	—	—	—
(Gains) losses on investment securities	49	—	(49)	(0.00)	13,543	0.41	1,859	0.06	2,494	0.07
Derivative credit valuation adjustment	(101)	—	204	0.01	202	0.01	(358)	(0.01)	(351)	(0.01)
Tax on surrender of bank-owned life insurance policies	4,141	0.13	—	—	—	—	—	—	—	—
Core earnings, excluding PPP	**$ 54,321**	**$ 1.72**	**$ 41,537**	**$ 1.28**	**$ 45,324**	**$ 1.37**	**$ 76,424**	**$ 2.30**	**$ 46,301**	**$ 1.38**

©2023 CUSTOMERS BANCORP, INC. / ALL RIGHTS RESERVED

30

31 © 2023 C USTO M ERS BANC O RP, INC . / ALL RIG HTS RESERVED Let’s take on tomorrow. Reconciliation of Non-GAAP Measures – Unaudited (Contd.) Adjusted Net Income and Adjusted ROAA - Pre-Tax Pre-Provision, - Customers Bancorp ($ in thousands) Q2 2023 Q1 2023 Q4 2022 Q3 2022 Q2 2022 GAAP net income $ 47,574 $ 53,721 $ 28,711 $ 63,912 $ 58,650 Reconciling items: Income tax expense 20,768 14,563 7,136 17,899 18,896 Provision (benefit) for credit losses 23,629 19,603 28,216 (7,994) 23,847 Provision (benefit) for credit losses on unfunded commitments (304) 280 153 254 608 Severance expense 182 809 — 1,363 — Impairments on fixed assets and leases 15 109 — 162 914 Loss on sale of consumer installment loans — — — 23,465 — Loss on sale of capital call lines of credit 5,037 — — — — (Gains) losses on investment securities 62 (62) 16,909 2,394 3,232 Derivative credit valuation adjustment (130) 259 252 (461) (455) Adjusted net income - pre-tax pre-provision, excluding PPP $ 96,833 $ 89,282 $ 81,377 $ 100,994 $ 105,692 Average total assets $ 21,654,735 $ 21,052,920 $ 20,717,362 $ 20,514,366 $ 20,056,020 Adjusted ROAA - pre-tax pre-provision, excluding PPP 1.79% 1.72% 1.56% 1.95% 2.11%

Reconciliation of Non-GAAP Measures – Unaudited (Contd.)

customers bancorp

Let's take on tomorrow.

Adjusted Net Income and Adjusted ROAA - Pre-Tax Pre-Provision, excluding PPP - Customers Bancorp

($ in thousands)

	Q2 2023	Q1 2023	Q4 2022	Q3 2022	Q2 2022
GAAP net income	$ 47,574	$ 53,721	$ 28,711	$ 63,912	$ 58,650
Less: PPP net income (loss) (after tax)	(2,068)	9,606	(5,956)	5,846	13,066
Net income, excluding PPP	$ 49,642	$ 44,115	$ 34,667	$ 58,066	$ 45,584
Reconciling items:					
Income tax expense	20,768	14,563	7,136	17,899	18,896
Provision (benefit) for credit losses	23,629	19,603	28,216	(7,994)	23,847
Provision (benefit) for credit losses on unfunded commitments	(304)	280	153	254	608
Severance expense	182	809	—	1,363	—
Impairments on fixed assets and leases	15	109	—	162	914
Loss on sale of consumer installment loans	—	—	—	23,465	—
Loss on sale of capital call lines of credit	5,037	—	—	—	—
(Gains) losses on investment securities	62	(62)	16,909	2,394	3,232
Derivative credit valuation adjustment	(130)	259	252	(461)	(455)
Adjusted net income - pre-tax pre-provision, excluding PPP	**$ 98,901**	**$ 79,676**	**$ 87,333**	**$ 95,148**	**$ 92,626**
Average total assets	$ 21,654,735	$ 21,052,920	$ 20,717,362	$ 20,514,366	$ 20,056,020
Adjusted ROAA - pre-tax pre-provision, excluding PPP	1.83 %	1.53 %	1.67 %	1.84 %	1.85 %

©2023 CUSTOMERS BANCORP, INC. / ALL RIGHTS RESERVED

32

33 © 2023 C USTO M ERS BANC O RP, INC . / ALL RIG HTS RESERVED Let’s take on tomorrow. Reconciliation of Non-GAAP Measures – Unaudited (Contd.) Core Return on Average Assets - Customers Bancorp ($ in thousands) Q2 2023 Q1 2023 Q4 2022 Q3 2022 Q2 2022 GAAP net income $ 47,574 $ 53,721 $ 28,711 $ 63,912 $ 58,650 Reconciling items (after tax): Severance expense 141 637 — 1,058 — Impairments on fixed assets and leases 12 86 — 126 705 Loss on sale of consumer installment loans — — — 18,221 — Loss on sale of capital call lines of credit 3,914 — — — — (Gains) losses on investment securities 49 (49) 13,543 1,859 2,494 Derivative credit valuation adjustment (101) 204 202 (358) (351) Tax on surrender of bank-owned life insurance policies 4,141 — — — — Core net income $ 55,730 $ 54,599 $ 42,456 $ 84,818 $ 61,498 Average total assets $ 21,654,735 $ 21,052,920 $ 20,717,362 $ 20,514,366 $ 20,056,020 Core return on average assets 1.03% 1.05% 0.81% 1.64% 1.23%

34 © 2023 C USTO M ERS BANC O RP, INC . / ALL RIG HTS RESERVED Let’s take on tomorrow. Reconciliation of Non-GAAP Measures – Unaudited (Contd.) Core Return on Average Common Equity - Customers Bancorp ($ in thousands) Q2 2023 Q1 2023 Q4 2022 Q3 2022 Q2 2022 GAAP net income to common shareholders $ 44,007 $ 50,265 $ 25,623 $ 61,364 $ 56,519 Reconciling items (after tax): Severance expense 141 637 — 1,058 — Impairments on fixed assets and leases 12 86 — 126 705 Loss on sale of consumer installment loans — — — 18,221 — Loss on sale of capital call lines of credit 3,914 — — — — (Gains) losses on investment securities 49 (49) 13,543 1,859 2,494 Derivative credit valuation adjustment (101) 204 202 (358) (351) Tax on surrender of bank-owned life insurance policies 4,141 — — — — Core earnings $ 52,163 $ 51,143 $ 39,368 $ 82,270 $ 59,367 Average total common shareholders' equity $ 1,335,408 $ 1,273,780 $ 1,263,190 $ 1,259,711 $ 1,244,819 Core return on average common equity 15.67% 16.28% 12.36% 25.91% 19.13%

Reconciliation of Non-GAAP Measures – Unaudited (Contd.)

customers bancorp

Let's take on tomorrow.

Adjusted Annualized Net Charge-Offs

($ in thousands, except percentages)

	Q2 2023			Q1 2023			Q4 2022			Q3 2022			Q2 2022		
	Average balance	**Net charge-offs/(recoveries)**	**Annualized NCO to average loans**	**Average balance**	**Net charge-offs/(recoveries)**	**Annualized NCO to average loans**	**Average balance**	**Net charge-offs/(recoveries)**	**Annualized NCO to average loans**	**Average balance**	**Net charge-offs/(recoveries)**	**Annualized NCO to average loans**	**Average balance**	**Net charge-offs/(recoveries)**	**Annualized NCO to average loans**
Total commercial loans and leases receivable	$ 12,622,478	$ 1,938[1]	0.06 %[1]	$ 13,207,069	$ 4,047	0.12 %	$ 13,308,551	$ 13,920	0.41 %	$ 13,202,090	$ 7,402	0.22 %	$ 12,493,335	$ 1,588	0.05 %
One-time related PPP charge-off		—		—	—	— %	—	(11,044)	— %	—	—	— %	—	—	— %
Adjusted total commercial loans and leases receivable	12,622,478	1,938	0.06 %	13,207,069	4,047	0.12 %	13,308,551	2,876	0.08 %	13,202,090	7,402	0.22 %	12,493,335	1,588	0.05 %
Total consumer loans	2,219,954	13,626	2.46 %	2,270,904	14,604	2.61 %	2,079,452	13,244	2.53 %	2,451,893	11,095	1.80 %	2,425,163	11,893	1.97 %
One-time overdrawn charge-off	—	—	— %	—	(712)	— %	—	—	— %	—	—	— %	—	(2,162)	— %
Adjusted total consumer loans	2,219,954	13,626	2.46 %	2,270,904	13,892	2.48 %	2,079,452	13,244	2.53 %	2,451,893	11,095	1.80 %	2,425,163	9,731	1.61 %
Total loans and leases	14,842,432	15,564	0.42 %[1]	15,477,973	18,651	0.49 %	15,388,003	27,164	0.70 %	15,653,983	18,497	0.47 %	14,918,498	13,481	0.36 %
Adjusted total loans and leases	**$ 14,842,432**	**$ 15,564**	**0.42 %[1]**	**$ 15,477,973**	**$ 17,939**	**0.47 %**	**$ 15,388,003**	**$ 16,120**	**0.42 %**	**$ 15,653,983**	**$ 18,497**	**0.47 %**	**$ 14,918,498**	**$ 11,319**	**0.30 %**

1. Excludes $6.2 million charge-offs against $8.7 million ACL on PCD loans upon FDIC loan pool acquisition

©2023 CUSTOMERS BANCORP, INC. / ALL RIGHTS RESERVED

35

36 © 2023 C USTO M ERS BANC O RP, INC . / ALL RIG HTS RESERVED Let’s take on tomorrow. Reconciliation of Non-GAAP Measures – Unaudited (Contd.) Core non-interest expense - Customers Bancorp ($ in thousands) Q2 2023 Q1 2023 Q4 2022 Q3 2022 Q2 2022 GAAP non-interest expense $ 89,297 $ 80,133 $ 78,419 $ 76,198 $ 76,205 Severance expense (182) (809) — (1,363) — Impairments on fixed assets and leases (15) (109) — (162) (914) Core non-interest expense $ 89,100 $ 79,215 $ 78,419 $ 74,673 $ 75,291

37 © 2023 C USTO M ERS BANC O RP, INC . / ALL RIG HTS RESERVED Let’s take on tomorrow. Reconciliation of Non-GAAP Measures – Unaudited (Contd.) Tangible Book Value per Common Share - Customers Bancorp ($ in thousands except per share data) Q2 2023 Q1 2023 Q4 2022 Q3 2022 Q2 2022 GAAP total shareholders' equity $ 1,456,652 $ 1,421,020 $ 1,402,961 $ 1,386,931 $ 1,353,390 Reconciling Items: Preferred stock (137,794) (137,794) (137,794) (137,794) (137,794) Goodwill and other intangibles (3,629) (3,629) (3,629) (3,629) (3,629) Tangible common equity $ 1,315,229 $ 1,279,597 $ 1,261,538 $ 1,245,508 $ 1,211,967 Common shares outstanding 31,282,318 31,239,750 32,373,697 32,475,502 32,449,486 Tangible book value per common share $ 42.04 $ 40.96 $ 38.97 $ 38.35 $ 37.35

38 © 2023 C USTO M ERS BANC O RP, INC . / ALL RIG HTS RESERVED Let’s take on tomorrow. Reconciliation of Non-GAAP Measures – Unaudited (Contd.) Tangible Common Equity to Tangible Assets, excluding PPP - Customers Bancorp ($ in thousands except per share data) Q2 2023 Q1 2023 Q4 2022 Q3 2022 Q2 2022 GAAP total shareholders' equity $ 1,456,652 $ 1,421,020 $ 1,402,961 $ 1,386,931 $ 1,353,390 Reconciling items: Preferred stock (137,794) (137,794) (137,794) (137,794) (137,794) Goodwill and other intangibles (3,629) (3,629) (3,629) (3,629) (3,629) Tangible common equity $ 1,315,229 $ 1,279,597 $ 1,261,538 $ 1,245,508 $ 1,211,967 Total assets $ 22,028,565 $ 21,751,614 $ 20,896,112 $ 20,367,621 $ 20,251,996 Reconciling items: Goodwill and other intangibles (3,629) (3,629) (3,629) (3,629) (3,629) PPP loans (188,763) (246,258) (998,153) (1,154,632) (1,570,160) Tangible assets, excluding PPP $ 21,836,173 $ 21,501,727 $ 19,894,330 $ 19,209,360 $ 18,678,207 Tangible common equity to tangible assets, excluding PPP 6.0% 6.0% 6.3% 6.5% 6.5%

Reconciliation of Non-GAAP Measures – Unaudited (Contd.)

customers bancorp

Let's take on tomorrow.

Total interest earning assets, excluding PPP - Customers Bancorp

($ in thousands)

	Q2 2023	Q1 2023	Q4 2022	Q3 2022	Q2 2022
Interest earning deposits	$ 3,101,097	$ 1,969,434	$ 397,781	$ 362,945	$ 178,475
Investment securities, at fair value	2,824,638	2,926,969	2,987,500	2,943,694	3,144,882
Investment securities held to maturity	1,258,560	870,294	840,259	886,294	495,039
Total investments	$ 7,184,295	$ 5,766,697	$ 4,225,540	$ 4,192,933	$ 3,818,396
Total loans and leases receivable	$ 13,910,907	$ 15,063,034	$ 15,794,671	$ 15,336,688	$ 15,664,353
PPP loans	(188,763)	(246,258)	(998,153)	(1,154,632)	(1,570,160)
Total loans and leases, excluding PPP	$ 13,722,144	$ 14,816,776	$ 14,796,518	$ 14,509,721	$ 14,094,193
Total interest earning assets, excluding PPP	$ 20,906,439	$ 20,583,473	$ 19,022,058	$ 18,702,654	$ 17,912,589

Total loans and leases, excluding PPP and Consumer HFS - Customers Bancorp

($ in thousands)

	Q2 2023	Q1 2023	Q4 2022	Q3 2022	Q2 2022
Total loans and leases	$ 13,910,907	$ 15,063,034	$ 15,794,671	$ 15,664,353	$ 15,664,353
PPP loans	(188,763)	(246,258)	(998,153)	(1,154,632)	(1,570,160)
Consumer HFS	(78,108)	(404,006)	(324,233)	(1,116)	(2,459)
Total loans and leases, excluding PPP and Consumer HFS	**$ 13,644,036**	**$ 14,412,770**	**$ 14,472,285**	**$ 14,508,605**	**$ 14,091,734**

©2023 CUSTOMERS BANCORP, INC. / ALL RIGHTS RESERVED

39

40 © 2023 C USTO M ERS BANC O RP, INC . / ALL RIG HTS RESERVED Let’s take on tomorrow. Reconciliation of Non-GAAP Measures – Unaudited (Contd.) Coverage of credit loss reserves for loans and leases HFI, excluding PPP - Customers Bancorp ($ in thousands) Q2 2023 Q1 2023 Q4 2022 Q3 2022 Q2 2022 Loans and leases receivable $ 12,826,531 $ 13,391,610 $ 14,143,047 $ 13,762,374 $ 13,783,155 PPP loans (188,763) (246,258) (998,153) (1,154,632) (1,570,160) Loans and leases held for investment, excluding PPP $ 12,637,768 $ 13,145,352 $ 13,144,894 $ 12,607,742 $ 12,212,995 Allowance for credit losses on loans and leases $ 139,656 $ 130,281 $ 130,924 $ 130,197 $ 156,530 Coverage of credit loss reserves for loans and leases held for investment, excluding PPP 1.11% 0.99% 1.00% 1.03% 1.28%

Reconciliation of Non-GAAP Measures – Unaudited (Contd.)

customers bancorp

Let's take on tomorrow.

Net Interest Income, excluding PPP - Customers Bancorp
($ in thousands)

	Q2 2023	Q1 2023	Q4 2022	Q3 2022	Q2 2022
GAAP net interest income	$ 165,271	$ 149,899	$ 135,137	$ 159,032	$ 164,852
PPP net interest (income) expense	765	(14,106)	2,791	(9,632)	(18,946)
Net interest income, excluding PPP	$ 166,036	$ 135,793	$ 137,928	$ 149,400	$ 145,906

Net Interest Margin, Tax Equivalent, excluding PPP - Customers Bancorp
(dollars in thousands except per share data)

	Q2 2023	Q1 2023	Q4 2022	Q3 2022	Q2 2022
GAAP net interest income	$ 165,271	$ 149,899	$ 135,137	$ 159,032	$ 164,852
PPP net interest (income) expense	765	(14,106)	2,791	(9,632)	(18,946)
Tax-equivalent adjustment	390	375	342	334	270
Net interest income tax equivalent, excluding PPP	$ 166,426	$ 136,168	$ 138,270	$ 149,734	$ 146,176
GAAP average total interest earning assets	$ 21,073,680	$ 20,514,677	$ 20,211,028	$ 20,021,455	$ 19,525,936
Average PPP loans	(207,127)	(889,235)	(1,065,919)	(1,349,403)	(1,863,429)
Adjusted average total interest earning assets, excluding PPP	$ 20,866,553	$ 19,625,442	$ 19,145,109	$ 18,672,052	$ 17,662,507
Net interest margin, tax equivalent, excluding PPP	3.20 %	2.80 %	2.87 %	3.18 %	3.32 %

Loan Yield, excluding PPP
($ in thousands)

	Q2 2023	Q1 2023	Q4 2022	Q3 2022	Q2 2022
Interest income on loans and leases	$ 252,894	$ 255,913	$ 218,740	$ 200,457	$ 168,941
PPP interest income	(1,633)	(23,551)	(7,249)	(14,666)	(20,572)
Interest income on core loans (Loans and leases, excluding PPP)	$ 251,261	$ 232,362	$ 211,491	$ 185,791	$ 148,369
Average total loans and leases	$ 14,842,432	$ 15,477,973	$ 15,388,003	$ 15,653,983	$ 14,918,498
Average PPP loans	(207,127)	(889,235)	(1,065,919)	(1,349,403)	(1,863,429)
Adjusted average total loans and leases	**$ 14,635,305**	**$ 14,588,738**	**$ 14,322,084**	**$ 14,304,580**	**$ 13,055,069**
Loan yield, excluding PPP	6.89 %	6.46 %	5.86 %	5.15 %	4.56 %

©2023 CUSTOMERS BANCORP, INC. / ALL RIGHTS RESERVED

41